Consent of Independent Registered Public Accounting Firm

Vaccinogen, Inc.

Frederick, Maryland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 22, 2013, relating to the consolidated financial statements of Vaccinogen, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

 /s/ BDO USA, LLP

Bethesda, Maryland

October 18, 2013